Exhibit 99.1

August 3, 2023

We are pleased to report the financial results for Union Bankshares, Inc. for the three and six months ending June 30, 2023. Consolidated net income for the three months ending June 30, 2023, was $2.7 million, or $0.60 per share, compared to $2.9 million, or $0.65 cents per share, for the same period in 2022, and $5.7 million, or $1.26 per share, for the six months ending June 30, 2023, compared to $5.4 million, or $1.20 per share for the same period in 2022.
Total assets were $1.3 billion as of June 30, 2023, compared to $1.2 billion as of June 30, 2022, an increase of $142.8 million, or 12.0%. Asset growth was primarily driven by loans. Total loans outstanding as of June 30, 2023, were $940.2 million, which included $3.1 million in loans held for sale, compared to $823.0 million as of June 30, 2022, with $3.8 million in loans held for sale. Total deposits were $1.1 billion as of June 30, 2023, and include $138.0 million of purchased brokered deposits compared to deposits of $1.1 billion as of June 30, 2022, with no purchased deposits. Also, advances from the Federal Home Loan Bank totaling $120.5 million were outstanding as of June 30, 2023, compared to no outstanding advances as of June 30, 2022.
Second quarter results were impacted by significantly higher funding costs compared to the first quarter and the several prior years. While new loans are being originated at higher interest rates than previously, it has not entirely made up for the increases in funding costs. We expect this pressure on funding costs to continue for the near term and perhaps longer.
As most are aware, the State of Vermont suffered a devastating flooding event from July 7-12, 2023. Many towns and cities were impacted. Union’s home market, including Lamoille County and the Hardwick area were especially hard hit as the Lamoille River breeched its banks at levels exceeding that of Hurricane Irene. Two of our branches, Johnson and Jeffersonville, suffered water damage. Both properties are covered by two layers of flood insurance and as a result, we do not expect repair efforts to have a material impact on our financial performance. The Jeffersonville branch is back in business at this writing, and we are hoping we will be able to re-open Johnson around July 31st. We believe getting re-opened as soon as possible is important to these now fragile communities. As during past crises large and small, we are communicating with our customers, assessing their situations, and working with them case by case to keep people in their homes and remain in business. Many of our local towns and villages suffered substantial infrastructure damage. We are working with local governments to expedite funding for the repair of vital services such as roads, bridge, water, and sewer.
The most unfortunate among us are also the most impacted by the current natural disaster. Federal and State assistance will hopefully become available in due course. Until then, there are immediate needs such as food and housing that community members are at risk of doing without. We are working with local non-profit organizations including the United Way of Lamoille County and the Vermont Community Foundation to assist impacted community members with their immediate financial needs
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable August 3, 2023, to shareholders of record as of July 29, 2023.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	June 30, 2023	June 30, 2022	June 30, 2023		June 30, 2022	June 30, 2023	June 30, 2022	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(6 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,351	$4,411	Interest Income	$13,803	$10,404	$26,847	$20,130
								Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
								Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	31,452	20,885	Interest Expense	4,185	733	7,254	1,496	Gregory D. Sargent
			Net Interest Income	9,618	9,671	19,593	18,634	David S. Silverman
Interest Bearing Deposits in Banks	15,183	13,943						Janet P. Spitler
			Credit Loss Benefit	(96)	—	(22)	—
Investment Securities	268,915	262,827	Net Interest Income After Credit Loss Benefit	9,714	9,671	19,615	18,634	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	3,145	3,820
			Wealth Management Income	240	217	451	426	DIRECTORS
Loans, net	937,092	819,146	Noninterest Income	2,243	2,063	4,317	4,084	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(6,780)	(8,340)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,673	3,520	7,175	6,930	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,054	20,983						Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,471	1,295	2,848	2,600	Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & other Assets	61,332	54,238						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,334,744	$1,191,913	Occupancy Expense, net	482	462	1,060	989	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Equipment Expense	882	934	1,779	1,850		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	June 30, 2023	June 30, 2022	Other Expenses	2,555	2,199	4,951	4,330
								Union Bank Offices (ATMs at all Branch Locations)
			Total	9,063	8,410	17,813	16,699
Noninterest Bearing Deposits	$238,636	$337,140
			Income Before Taxes	3,134	3,541	6,570	6,445	VERMONT
Interest Bearing Deposits	633,019	662,778
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	252,031	103,135	Income Tax Expense	435	610	894	1,032	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	120,549	—	Net income	$2,699	$2,931	$5,676	$5,413	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,222	16,188	Earnings per share	$0.60	$0.65	$1.26	$1.20	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	15,233	12,726	Book Value Per Share			$13.10	$13.34	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,969	9,940						Shelburne	5068 Shelburne Road	802.985.0250
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,465	2,019						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	87,136	80,617							Branch
Accumulated Other Comprehensive Loss	(36,251)	(28,399)							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,265)	(4,231)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,334,744	$1,191,913							31 Market St	802.865.1000
Standby letters of credit were $1,592,000 and $1,805,000 at June 30, 2023 and 2022, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408